EXHIBIT 99.1

Mawson Infrastructure Group Announces Successful Completion of Announced Facilities Expansion Plans

Mawson’s site in the greater Pittsburgh area grows to be amongst the largest operating sites in the PJM market amongst all the North American Public Bitcoin Mining Companies

Expanded Midland, Pennsylvania site is now about 120 MW with capacity of about 38,810 ASICs miners

Increases Mawson’s Total Operational Capacity to approximately 129 MW and 41,530 Miners

MIDLAND, Pa., June 25, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or “the Company”), a digital infrastructure company, today announced the completion of the previously announced planned expansion at its Midland, Pennsylvania digital infrastructure and bitcoin mining facility, located in the greater Pittsburgh region.

Rahul Mewawalla, CEO and President of Mawson, commented, "We are pleased to have successfully completed the expansion of our Midland, Pennsylvania facilities quickly within 60 days of our announcing our growth plans back in April this year. With this expansion now successfully complete, this site is expected to be amongst the largest operating sites in the PJM market currently operated by a North American Public Bitcoin Mining Company. Our digital infrastructure platforms will benefit from this expansion, especially given the greater Pittsburgh area is a growing hub of innovation around digital infrastructure, digital assets, artificial intelligence and high-performance computing. We believe the PJM market is one of the most attractive operating markets for digital infrastructure in the United States, and our continued growth represents our commitment to fostering further innovation. This represents an exciting chapter in Mawson’s growth and we look forward to the long-term value that this expansion will provide to our company, our customers, and our shareholders.”

Announced on April 30, 2024, the 20 MW expansion of Mawson's Midland facility, which has now been completed, increases the facility's total power capacity by an additional 20% to approximately 120 MW from 100 MW previously, with a capacity to support approximately 38,810 miners for either self-mining or digital co-location business services. This recently completed expansion at the Midland facility along with the 8.8 MW of self-mining capacity at the Company's Bellefonte, Pennsylvania facility, is expected to increase Mawson's total combined capacity across both of its Pennsylvania facilities to approximately 129 MW or 41,530 rack spaces.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is building the next generation digital infrastructure platform. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy, including the growth of the bitcoin network, digital assets and other high-performance computing solutions using a carbon-free energy approach. To learn more, visit https://www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 21, 2023, November 13, 2023, May 15, 2024, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit:
Website: https://www.mawsoninc.com/
Twitter: Mawson (@Mawsoninc) / X (twitter.com)
LinkedIn: https://www.linkedin.com/company/mawsoninc/
Facebook: Mawson Inc | Pittsburgh PA | Facebook

Investor Contact:
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IR@mawsoninc.com

Media Contact:
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